Exhibit 99.1


              SafeNet Reports Third Quarter 2005 Financial Results


    BALTIMORE--(BUSINESS WIRE)--Oct. 27, 2005--

    Company Reiterates Full Year 2005 Revenue Guidance and Revises
                         Non-GAAP EPS Guidance

   Establishes Full Year 2006 Guidance for Revenue Growth to $295 to
       $315 Million and Non-GAAP EPS of $1.70 to $1.90 Per Share


    SafeNet (NASDAQ:SFNT), setting the standard for information security, today announced results for the third quarter ended September 30, 2005.
    Revenues for the three-month period ended September 30, 2005 increased 7 percent to $63.4 million, compared to $59.5 million for the same period in 2004.
    Non-GAAP net income for the 2005 third quarter was $6.5 million, or $0.25 per diluted share, compared to $9.6 million, or $0.39 per diluted share, for the quarter ended September 30, 2004. The quarterly non-GAAP net income and per share information excludes acquisition and non-recurring expenses and assumes a 35 percent effective income tax rate.
    The net income calculated on a GAAP (Generally Accepted Accounting Principles) basis for the quarter ended September 30, 2005, was $1.1 million or $0.04 per diluted share, which compares to GAAP net income of $996,000, or $0.04 per diluted share, for the same period of 2004. The GAAP results for the three months ended September 30, 2005 include various integration expenses and non-recurring charges. Please see the GAAP reconciliation table for details.
    Anthony Caputo, Chairman and CEO of SafeNet, stated, "We were able to secure $170 million in new contracts from the U.S. Government - a terrific record. Revenue was consistent with our September guidance. While gross margins did not recover in the third quarter as expected, they are improving in the fourth quarter. As a result, we expect record levels of both revenue and non-GAAP earnings per share in the fourth quarter. Today we are also issuing 2006 financial guidance for what we expect will be a year of strong, profitable growth."

    Business Updates

    Customer Wins and Partnerships

    -- U.S. Department of Defense awards SafeNet a $150 Million Indefinite Delivery Indefinite Quantity (IDIQ) contract for its new KIV-7M Link Encryptor, representing the largest contract in SafeNet's history. The Company also received a delivery order in excess of $18 million. SafeNet has estimated the total KIV-7M revenue opportunity to range between $540 million and approximately $860 million from 2006 to 2011, with the overall revenue opportunity relating to the U.S. Government's classified-grade encryption upgrade cycle at $650 million to approximately $1 billion.

    -- Liebherr-Werk Ehingen GmbH, one of the world's leading manufacturers of mobile cranes has chosen SafeNet Sentinel(R) products to secure its computer-based training modules. By implementing SafeNet's Sentinel hardware tokens, the company is able to license and deliver critical training content to its customers in a secure, controlled manner.

    -- Wavesat, a leading developer of WiMAX silicon and reference designs, selected SafeNet's SafeXcel(TM)-1141 security co-processor to power the WaveSat EvolutiveTM WiMAX DM256 reference design for OEM developers building WiMAX (Worldwide Interoperability for Microwave Access) broadband equipment. WiMAX is the 802.16 standard for wireless broadband networks and is predicted by industry research firms to pick up 70% of the new high speed wireless market segment by 2009, with a reach 12.4 million subscribers by 2010.

    -- SafeNet and Phoenix Technologies Ltd. partnered to deliver a new and advanced method for ensuring the protection of PCs and other digital devices from unauthorized access. This simple to manage and use capability leverages SafeNet's Borderless iKey(R) USB authentication tokens and Phoenix's TrustedCore(TM) technology to protect devices from unauthorized use at the core BIOS level. This solution has particular significance in light of the increasing problem of laptop theft. The FBI has reported that laptop theft losses for 2004 increased to over $6.7 million, and that over 97% of stolen laptops are never recovered.

    -- K-Micro, a leader in advanced yet affordable ASIC technology used in the consumer electronics, computer, office-automation, networking and storage markets, selected SafeNet's SafeXcel IP Packet Engine technology for its innovative Topaz computing subsystem for Silicon on Ceramic (SoC). The new Topaz subsystem will enable designers to bring applications requiring very high performance computing power - including set-top boxes, printers, routers, and storage devices - to market more easily and quickly.

    -- SafeNet and Faraday, a leading ASIC and silicon IP provider, entered into a strategic marketing partnership to enable custom security silicon solutions for networking equipment customers. The partnership focuses on high volume applications like office equipment and consumer electronics that require cost effective, yet customized security silicon. In addition, this relationship addresses the specialized high-security high growth applications, such as digital film distribution, where a combination of system-on-chip with a dedicated security engine is the best way to protect valuable content.



        -- Faraday also licensed SafeNet's SafeXcel IP to implement an ASIC for its customer which would enable next-generation server control functions in data centers. Specifically, Faraday licensed SafeNet IP Packet Engine -- a highly integrated cryptographic accelerator for IPSec, SSL, TLS, and SRTP packet processing, as well as SafeNet's SafeXcel IP Content Inspection Engine for high-performance protection against malicious code and intrusion attempts.


    -- Reef Point Systems, a leader in carrier-class security solutions for converged wireless and wireline networks, selected SafeNet's QuickSec for Telecom to provide Internet Key Exchange v2 (IKEv2) for its massively scalable, multiservice Unlicensed Mobile Access (UMA) Security Gateway for mobile operators. The gateway enables secure WiFi roaming and provides mobile subscribers with maximum confidentiality by encapsulating call and signaling data in secure IPSec tunnels.

    Product Announcements

    -- SafeNet's SafeEnterprise(TM) SONET/SDH Encryptors were shown to deliver better performance for high-speed, low-latency applications such as disaster recovery, storage area networks, and metro and campus applications than one of the industry's highest performing IPSec routers. The testing, conducted by Rochester Institute of Technology's Golisano College of Computing and Information Sciences, confirms that SafeNet's network security devices provide high speed encryption without compromising fiber optic speed or performance. Dr. Luther Troell from RIT's Golisano College of Computing and Information Sciences said of the results, "The SafeNet SONET Encryptor outperformed in all areas we tested."

    -- SafeNet announced the launch of Sentinel Hardware Keys, a software rights management token that protects software vendors from unauthorized use or distribution of their products. Sentinel Hardware Keys are the first and only hardware tokens to incorporate public key cryptography, AES encryption and internal authentication. The result is an ultra-secure hardware token that still offers the highly flexible licensing for which the SafeNet Sentinel product line is known.

    -- SafeNet announced QuickSec(R) Unified, the market's first integrated security platform for network equipment manufacturers. OEM's can now build complete unified threat management appliances for small to medium enterprises that provide high-performance, real-time protection against network security threats in a single device. According to industry analysts, the Compound Annual Growth Rate of unified threat management security appliances between 2003 and 2008 is forecasted to exceed 80%, with security solutions being delivered via appliances to reach 80% by 2007.

    -- SafeNet announced its SafeXcel-5140, the market's first Enterprise Security Processor specifically designed for network equipment manufacturers targeting the fast-growing small and medium-sized enterprise (SME) market. Pre-integrated with SafeNet's QuickSec Unified security software, the Enterprise Security Processor enables OEMs to build complete VPN gateways, broadband access devices and home networking equipment, while significantly reducing time-to-market.

    Current Outlook for Fourth Quarter and Full Year 2005

    The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not reflect the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.
    For the quarter ending December 31, 2005, SafeNet currently expects to achieve revenues in the range of $78 to $82 million. The non-GAAP net income is expected to be in the range of $0.55 to $0.60 per diluted share. Non-GAAP guidance excludes various integration expenses and non-recurring charges, which are expected to be approximately $1 million.
    For the year ending December 31, 2005, the Company reiterates its prior revenue guidance to achieve revenues in the range of $255 to $275 million. Non-GAAP net income guidance for 2005 is being updated and expected to be between $1.45 and $1.55 per diluted share. Non-GAAP guidance excludes various integration expenses and non-recurring charges.
    For the year ending December 31, 2006, the Company is establishing revenue guidance of $295 to $315 million, and non-GAAP net income guidance of between $1.70 and $1.90 per diluted share.

    Conference Call

    As previously announced, SafeNet is hosting a conference call today at 5:00 pm EDT. To join SafeNet in the conference call, dial 1-866-831-6267 and use passcode 78476382 within the United States. If you are calling from outside the U.S., please dial 617-213-8857 and use the same passcode. The conference call will also be available via live webcast on SafeNet's Investor Relations web site at www.safenetinvestor.com. A replay of the conference call will be immediately available via webcast on SafeNet's Investor Relations site.

    About SafeNet, Inc.

    SafeNet is a global leader in information security. Founded more than 20 years ago, the company provides complete security utilizing its encryption technologies to protect communications, intellectual property and digital identities, and offers a full spectrum of products including hardware, software, and chips. ARM, Bank of America, Cisco Systems, the Departments of Defense and Homeland Security, Adobe, Samsung, Texas Instruments, the U.S. Internal Revenue Service and scores of other customers entrust their security needs to SafeNet. For more information, visit www.safenet-inc.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    Statements contained in this document that are not historical facts could be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and beliefs, are not guarantees of future performance and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, such as, among others, economic, business, competitive, and/or regulatory factors affecting SafeNet's business generally, including those set forth in SafeNet's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and its other filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, SafeNet's results could differ materially from the expectations in these statements. SafeNet assumes no obligation and does not intend to update or alter these forward-looking statements, whether as a result of new information, future events, or otherwise.

    Editor's Note: SafeNet, Sentinel, iKey and QuickSec are registered trademarks and SafeXcel is a trademark of SafeNet. All other trademarks are the property of their respective owners.



                            SAFENET, INC.
                           AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
               (In thousands, except per share amounts)

                                            September 30, December 31,
                                                2005         2004
                                            ------------- ------------
                                             (unaudited)
                  Assets
                  ------

Current assets:
  Cash and cash equivalents                 $     71,577  $    74,751
  Restricted cash                                      -          150
  Short term investments                          91,585       93,310
  Accounts receivable, net of allowance for
   doubtful accounts of $1,879 and $2,264         49,110       55,286
  Inventories, net of reserve of $1,042 and
   $726                                           19,261       18,168
  Unbilled costs and fees                          1,793        1,259
  Deferred income taxes                           11,360        9,694
  Other current assets                             6,336        4,190
                                            ------------- ------------
    Total current assets                         251,022      256,808
Equipment and leasehold improvements, net
 of accumulated depreciation of $9,337 and
 $6,388                                           20,669       18,313
Computer software development costs, net of
 accumulated amortization of $2,237 and
 $2,619                                            4,185        2,349
Goodwill                                         325,165      305,311
Intangible assets, net of accumulated
 amortization of $45,971 and $28,223             124,232      139,192
Other assets                                       1,707        2,005
                                            ------------- ------------
                                            $    726,980  $   723,978
                                            ============= ============

   Liabilities and Stockholders' Equity
   ------------------------------------

Current liabilities:
  Accounts payable                          $     10,705  $    11,615
  Accrued salaries and commissions                11,310       13,046
  Advance payments and deferred revenue            8,479       11,319
  Accrued warranty                                 2,875        3,192
  Other accrued expenses                           8,322        8,159
  Accrued income taxes                            11,312        6,818
                                            ------------- ------------
    Total current liabilities                     53,003       54,149

Deferred tax liability                            43,713       50,922
Other long-term liabilities                        6,346        6,321
                                            ------------- ------------
    Total liabilities                            103,062      111,392

Stockholders' equity:
  Preferred stock, $.01 par value per
   share.
    Authorized 500 shares, none issued and
     outstanding                                       -            -
  Common stock, $.01 par value per share.
    Authorized 50,000 shares, issued 25,158
     and 24,401 shares                               252          244
  Additional paid-in capital                     650,317      633,882
  Unearned compensation                           (3,716)      (6,719)
  Accumulated other comprehensive income           2,647        9,309
  Accumulated deficit                            (25,582)     (24,130)
                                            ------------- ------------
  Net stockholders' equity                       623,918      612,586
                                            ------------- ------------
                                            $    726,980  $   723,978
                                            ============= ============


                             SAFENET, INC.
                           AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
         (Unaudited - In thousands, except per share amounts)

                          Three Months Ended        Nine Months Ended
                     ----------------------------- -------------------
                     Sept. 30, Sept. 30, June 30,  Sept. 30, Sept. 30,
                       2005      2004      2005      2005      2004
                     --------- --------- --------- --------- ---------
Revenues (1)
  Licenses and
   royalties         $  3,672  $  2,449  $  4,272  $ 11,923  $  7,300
  Products             51,680    51,892    53,389   154,854   116,563
  Service and
   maintenance          8,015     5,109     5,837    19,900    13,948
                     --------- --------- --------- --------- ---------
                       63,367    59,450    63,498   186,677   137,811

Cost of revenues       33,953    30,591    32,998    95,511    68,586
                     --------- --------- --------- --------- ---------

  Gross profit         29,414    28,859    30,500    91,166    69,225
                     --------- --------- --------- --------- ---------

Restructuring
 charges                    -       100     1,960     1,865     1,585
Research and
 development
 expenses               7,521     5,650     8,123    23,799    17,034
Sales and marketing
 expenses              13,811     8,548    13,166    36,528    19,967
General and
 administrative
 expenses               5,167     4,175     5,179    15,524    12,056
Write-off of
 acquired in-process
 research and
 development
 costs (2)             (1,196)        -     2,316     1,120         -
Costs of integration
 of acquired
 companies                739     4,573     2,404     6,568     7,935
Amortization of
 unearned
 compensation           1,119     1,867     1,153     3,616     4,173
Amortization of
 acquired intangible
 assets                 2,290     2,304     2,100     6,656     6,173
                     --------- --------- --------- --------- ---------
  Total operating
   expenses            29,451    27,217    36,401    95,676    68,923
                     --------- --------- --------- --------- ---------

  Operating (loss)
   income                 (37)    1,642    (5,901)   (4,510)      302

Interest and other
 income, net            1,185       825     2,399     4,090     2,049
                     --------- --------- --------- --------- ---------

  Income (loss)
   before income
   taxes                1,148     2,467    (3,502)     (420)    2,351

Income tax expense        (24)   (1,471)     (311)   (1,032)   (1,403)
                     --------- --------- --------- --------- ---------

Net income (loss)    $  1,124  $    996  $ (3,813) $ (1,452) $    948
                     ========= ========= ========= ========= =========


Income (loss) per
 common share:
                     --------- --------- --------- --------- ---------
  Basic              $   0.04  $   0.04  $  (0.15) $  (0.06) $   0.05
                     ========= ========= ========= ========= =========

                     --------- --------- --------- --------- ---------
  Diluted            $   0.04  $   0.04  $  (0.15) $  (0.06) $   0.04
                     ========= ========= ========= ========= =========

Shares used in
 computation:
  Basic                25,009    23,976    24,652    24,719    20,998
  Diluted              25,935    24,558    24,652    24,719    21,686

(1) Certain prior period amounts were reclassified to conform to current period presentation.

(2) The Company has reduced the write-off of in-process research and development based on a preliminary valuation performed by a third party expert.


                             SAFENET, INC.
                           AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS, AS ADJUSTED
         (Unaudited - In thousands, except per share amounts)

                          Three Months Ended        Nine Months Ended
                     ----------------------------- -------------------
                     Sept. 30, Sept. 30, June 30,  Sept. 30, Sept. 30,
                       2005      2004      2005      2005      2004
                     --------- --------- --------- --------- ---------
Revenues (1)
  Licenses and
   royalties         $  3,672  $  2,449  $  4,272  $ 11,923  $  7,300
  Products             51,680    51,892    53,389   154,854   116,563
  Service and
   maintenance          8,015     5,109     5,837    19,900    13,948
                     --------- --------- --------- --------- ---------
                       63,367    59,450    63,498   186,677   137,811

Cost of revenues       30,300    27,143    29,122    84,381    60,538
                     --------- --------- --------- --------- ---------

  Gross profit         33,067    32,307    34,376   102,296    77,273
                     --------- --------- --------- --------- ---------

Research and
 development
 expenses               7,158     5,650     7,393    22,706    17,034
Sales and marketing
 expenses              12,282     8,548    11,746    33,579    19,967
General and
 administrative
 expenses               4,820     4,175     4,718    14,716    12,056
                     --------- --------- --------- --------- ---------
  Total operating
   expenses            24,260    18,373    23,857    71,001    49,057
                     --------- --------- --------- --------- ---------

  Operating income      8,807    13,934    10,519    31,295    28,216

Interest and other
 income, net            1,185       825     2,399     4,090     2,049
                     --------- --------- --------- --------- ---------

  Income before
   income taxes         9,992    14,759    12,918    35,385    30,265

Income tax expense     (3,497)   (5,166)   (4,521)  (12,385)  (10,593)
                     --------- --------- --------- --------- ---------

Net income           $  6,495  $  9,593  $  8,397  $ 23,000  $ 19,672
                     ========= ========= ========= ========= =========


Income per common
 share:
                     --------- --------- --------- --------- ---------
  Basic              $   0.26  $   0.40  $   0.34  $   0.93  $   0.94
                     ========= ========= ========= ========= =========

                     --------- --------- --------- --------- ---------
  Diluted            $   0.25  $   0.39  $   0.33  $   0.90  $   0.91
                     ========= ========= ========= ========= =========

Shares used in
 computation:
  Basic                25,009    23,976    24,652    24,719    20,998
  Diluted              25,935    24,558    25,489    25,625    21,686

(1) Certain prior period amounts were reclassified to conform to current period presentation.


  Reconciliation to
   GAAP:
  ------------------

    Amortization of
     acquired
     intangibles -
     cost of
     revenues           3,488     3,287     3,489    10,468     7,674
    Amortization of
     unearned
     compensation -
     cost of
     revenues              93       161        94       297       374
    Cost of goods
     sold - non-
     recurring             72         -       293       365         -
                     --------- --------- --------- --------- ---------
    Total cost of
     goods sold
     adjustments        3,653     3,448     3,876    11,130     8,048

    Restructuring
     charges                -       100     1,960     1,865     1,585
    Write-off of
     acquired in-
     process R&D       (1,196)        -     2,316     1,120         -
    Research and
     development -
     non-recurring        363         -       730     1,093         -
    Sales and
     marketing -
     non-recurring      1,529         -     1,420     2,949         -
    General and
     administrative
     - non-recurring      347         -       461       808         -
    Integration
     costs                739     4,573     2,404     6,568     7,935
    Amortization of
     unearned
     compensation -
     operating
     expenses           1,119     1,867     1,153     3,616     4,173
    Amortization of
     acquired
     intangibles -
     operating
     expenses           2,290     2,304     2,100     6,656     6,173
                     --------- --------- --------- --------- ---------
    Total operating
     expense
     adjustments        5,191     8,844    12,544    24,675    19,866

    Variance in
     income tax        (3,473)   (3,695)   (4,210)  (11,353)   (9,190)
                     --------- --------- --------- --------- ---------
    Total
     Adjustments        5,371     8,597    12,210    24,452    18,724
                     ========= ========= ========= ========= =========


    CONTACT: SafeNet, Inc.
             Gregg Lampf, 443-327-1532
             glampf@safenet-inc.com
             www.safenet-inc.com